SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      [ X ]   Filed by the registrant
      [   ]   Filed by a party other than the registrant
         Check the appropriate box:
      [   ]   Preliminary Proxy Statement    [  ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
      [ X ]   Definitive Proxy Statement
      [   ]   Definitive Additional Materials
      [   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Shaman Pharmaceuticals, Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
      [ X ]   No fee required.
      [   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.
         Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
      (1)     Aggregate number of securities to which transactions applies:

------------------------------------------------------------------------------
      (2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
      (3)     Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
      (4)     Total fee paid:

------------------------------------------------------------------------------
      [   ]   Fee paid previously with preliminary materials:

------------------------------------------------------------------------------

      [   ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (5)     Amount Previously Paid:

------------------------------------------------------------------------------
      (6)     Form, Schedule or Registration Statement No.:

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      (7)     Filing Party:

------------------------------------------------------------------------------
      (8)     Date Filed:

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



[SHAMAN LOGO]


                          SHAMAN PHARMACEUTICALS, INC.
                              213 East Grand Avenue
                      South San Francisco, California 94080

                                December 27, 1999
Dear Stockholder:


     You are cordially invited to attend the Special Meeting of Stockholders ("Special Meeting") of Shaman Pharmaceuticals, Inc. (the "Company"), which will be held at 9:00 A.M. Pacific Standard Time on Friday, January 28, 2000 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, for the following purposes:


    (i) To approve an amendment to the Amended and Restated Certificate to increase the number of authorized shares of the Company's Common Stock by 280,000,000 shares, from 220,000,000 shares to 500,000,000 shares;

    (ii) To authorize the Board of Directors to effect, as soon as practicable following the Special Meeting, any one of five different reverse stock splits of the Company's Common Stock in a ratio of from one-for-fifty to up to one-for-one thousand;

    (iii) To authorize and approve the Series R Preferred Stock Option Plan; and

    (iv) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as soon as possible. If you attend the Special Meeting and vote by ballot, your proxy will be automatically revoked and only your vote at the Special Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.

      After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

                                       Sincerely,


                                       /s/  Lisa A. Conte
                                       ____________________________________
                                       Lisa A. Conte
                                       President, Chief Executive Officer
                                       Chief Financial Officer and Director


===============================================================================
                                    IMPORTANT

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, YOUR SHARES MAY BE VOTED.
===============================================================================

                          SHAMAN PHARMACEUTICALS, INC.
               -------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2000
               -------------------------------------------------


TO THE STOCKHOLDERS OF SHAMAN PHARMACEUTICALS, INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders ("Special Meeting") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 9:00 A.M. Pacific Standard Time on Friday, January 28, 2000 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, for the following purposes:


     (1) To approve an amendment to the Amended and Restated Certificate to increase the number of authorized shares of the Company's Common Stock by 280,000,000 shares, from 220,000,000 shares to 500,000,000 shares;

     (2) To authorize the Board of Directors to effect, as soon as practicable following the Special Meeting, any one of five different reverse stock splits of the Company's Common Stock in a ratio of from one-for-fifty to up to one-for-one thousand;

     (3)  To authorize and approve the Series R Preferred Stock Option Plan; and

     (4) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof is December 15, 1999. The stock transfer books will not be closed between the record date and the date of the Special Meeting. A list of the stockholders entitled to vote at the Special Meeting will be available for inspection at the Company's offices, 213 East Grand Avenue, South San Francisco, California 94080, for a period of 10 days prior to the Special Meeting.

      All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Special Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares would be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Special Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Special Meeting.




Sincerely,

/s/ Lisa  A. Conte
_____________________________________
Lisa A. Conte
President, Chief Executive Officer,
Chief Financial Officer and Director
South San Francisco, California
December 27, 1999


YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

                          SHAMAN PHARMACEUTICALS, INC.
                              213 East Grand Avenue
                      South San Francisco, California 94080

                       ----------------------------------

                                 PROXY STATEMENT

                       ----------------------------------

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2000


General Information for Stockholders


      The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at 9:00 A.M. Pacific Standard Time on Friday, January 28, 2000, at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, and at any adjournment thereof.

      This Proxy Statement and the accompanying form of Proxy are to be first mailed to the stockholders entitled to vote at the Special Meeting on or about December 27, 1999.


Record Date and Voting


      The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. All stockholders of record at the close of business on December 15, 1999 are entitled to notice of, and to vote at, the Special Meeting. As of the close of business on such date, there were 68,135,451 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), outstanding and entitled to vote, held by 911 stockholders of record. 101,203 shares of Series C Preferred Stock were outstanding and entitled to vote and held by 21 stockholders, 1,188 shares of Series D Preferred Stock were outstanding and held by 7 stockholders of record, and 777,101 shares of Series R Preferred Stock were outstanding and held by 98 stockholders of record. Each holder of Common Stock as of the record date is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. Each holder of Series C Preferred Stock is entitled to one vote for each share of Common Stock into which each share of Series C Preferred Stock held by such stockholder is convertible as of the record date. Each holder of Series D Preferred Stock as of the record date is entitled to one vote for each share of Series D Preferred Stock held by such stockholder as of the record date. Each holder of Series R Preferred Stock is entitled to one hundred votes for each share of Series R Preferred Stock held by such stockholder as of the record date.

      Proposals One and Two will be decided by the affirmative vote of a majority of the voting shares outstanding on the record date. All other matters submitted for stockholder approval at this Special Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matters. If a choice as to the matters coming before the Special Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no contrary instructions are given, the shares will be voted in favor of the approval of all proposals described in the accompanying Notice of Special Meeting and in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. However, because Proposals One and Two require the affirmative vote of a majority of the Company's outstanding voting shares on the Record Date, broker non-votes with respect to both of those particular proposals will have the same effect as votes against the approval of those proposals.

      Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 213 East Grand Avenue, South San Francisco, California 94080 or by telephone at
(650) 952-7070. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by January 17, 2000.


Revocability of Proxies

      Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to its exercise by filing with the Secretary of the Company at its principal executive offices at 213 East Grand Avenue, South San Francisco, California 94080, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person.

Solicitation

      The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Special Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Special Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.

================================================================================
                                    IMPORTANT
PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID, RETURN ENVELOPE AS SOON AS POSSIBLE SO THAT, IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, YOUR SHARES MAY BE VOTED.
================================================================================

                 MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

                                  PROPOSAL ONE

                                AMENDMENT TO THE
               COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
                           THE AUTHORIZED COMMON STOCK



      The present capital structure of the Company authorizes 220,000,000 shares of Common Stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). In addition, of the 2,000,000 shares of Preferred Stock authorized, 200,000 shares are designated as Series C Preferred Stock, 101,203 of which are issued and outstanding, 6,285 shares are designated as Series D Preferred Stock, 1,188 of which are issued and outstanding, and 1,300,000 shares are designated as Series R Preferred Stock, 777,101 of which are issued and outstanding and additional 328,780 shares of Series R Preferred Stock issuable upon exercise of outstanding warrants and options. This capital structure is inadequate for the present and future needs of the Company since the number of shares of Common Stock currently authorized for issuance is insufficient for the conversion of the Company's outstanding Preferred Stock into shares of Common Stock. Therefore, the Board has unanimously approved the amendment of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to increase the number of shares of Common Stock authorized for issuance under Article IV of the Restated Certificate by 280,000,000 shares, from 220,000,000 shares to 500,000,000. The increase in the authorized number of shares of Common Stock, together with a reverse split of the Common Stock as described in Proposal Two, is necessary so that the Company will be able to issue the shares of Common Stock issuable upon conversion of the Company's outstanding Preferred Stock. The Board believes that the increase is necessary to meet the present and future needs of the Company and recommends that the Company's stockholders approve this amendment.

      On December 15, 1999, 68,135,451 shares of Common Stock were outstanding. On December 15, 1999, assuming the conversion of the outstanding shares of the Company's Series C Preferred Stock, Series D Preferred Stock, and Series R Preferred Stock and exercise of all outstanding warrants and options, and assuming that the stockholders approve and the Board adopts the 1-for-1,000 reverse stock split set forth in Proposal Two, approximately 9,102,882 shares of Common Stock would be outstanding on a fully diluted basis. 220,000,000 shares of Common Stock are authorized to be issued under the Company's Certificate of Incorporation as currently in effect.


      If approved by the Company's stockholders as provided herein, the increase in shares of Common Stock will be effected by an amendment of the Company's Restated Certificate in substantially the form attached to this Proxy Statement as Exhibit A (the "Common Increase Amendment"), and will become effective upon the filing of the Common Increase Amendment with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the Common Increase Amendment, which is incorporated by reference herein.

Purpose of Authorizing Additional Common Stock

      Currently, the total number of shares of Common Stock issued and outstanding or issuable upon conversion of outstanding Preferred Stock exceeds the authorized number of Common Stock shares. The amendment to increase the authorized number of Common Stock shares will, together with a reverse split of the common stock as described in Proposal Two, enable the Company to meet its obligations to issue shares of Common Stock under the terms of its outstanding warrants and convertible securities, and to have adequate shares remaining for future financing. The authorization of an additional 280,000,000 shares of Common Stock would give the Board the express authority, without further action of the stockholders, to issue such shares of Common Stock from time to time, as the Board deems necessary.

      As of December 15, 1999, the outstanding shares of Series C Preferred Stock and Series D Preferred Stock were convertible into an aggregate of 740,518,750 shares of Common Stock. The Company does not have an adequate number of shares of Common Stock authorized to accommodate conversion of all of the Series C Preferred Stock and Series D Preferred Stock, and will therefore be in breach of its obligations upon the request of the holders of Series C and Series D Preferred Stock to convert their shares at such time as the authorized number of Common Stock shares is exceeded. As a result, the Company will face significant penalties under the agreements relating to the issuance of such securities, and this breach may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares. If Common Stock shares are not available to accommodate this conversion when requested, the Company will face significant financial penalties under the agreements relating to issuance of such securities.

      The Company's Series R Preferred Stock will automatically convert on February 1, 2000 into a number of shares of Common Stock equal to $15.00 divided by the conversion price then in effect. The conversion price shall be equal to the lesser of $0.10 per share, or the price that is equal to 10% of the average closing sales price of the common stock for the 10 trading days ending three trading days prior to February 1, 2000. However, the Series R Preferred Stock will convert on February 1, 2000 only to extent that the Company has enough common stock shares authorized to issue all shares of common stock needed to effect the conversion of all outstanding shares of the Series R Preferred Stock, after taking into account the number of common stock shares necessary to effect the conversion of any then outstanding shares of Series C Preferred Stock and Series D Preferred Stock. Based on a conversion price of $0.002, which is equal to 10% of the average closing price of the Company's Common Stock for the 10 trading days ending three trading days prior to December 15, 1999, the outstanding shares of Series R Preferred Stock and outstanding warrants and options would be convertible into 8,294,107,500 shares of Common Stock. None of the outstanding Series R Preferred Stock may therefore be converted based on the current market price of the Company's Common Stock. The increase in the authorized shares of Common Stock in this Proposal One, together with one of the reverse stock splits set forth in Proposal Two, is necessary to enable the Company to convert its Preferred Stock into Common Stock.


      To the extent shares of common stock remain available after taking into account the conversion of the Preferred Stock, any such additional Common Stock would be available for issuance by the Board without future action by the stockholders, unless such action was specifically required by applicable law or rules of any stock exchange or quotation system on which the Company's securities may then be listed.

Effect of Authorizing Additional Common Stock

      Each additional share of Common Stock authorized by the amendment of the Company's Restated Certificate would have the same rights and privileges as each share of Common Stock currently authorized or outstanding.

      To the extent shares of Common Stock remain available after taking into account the conversion of the Preferred Stock, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

Vote Required for Stockholder Approval

      The affirmative vote of a majority of the Company's outstanding voting shares is required to approve the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock issuable thereunder by 280,000,000 shares, from 220,000,000 shares to 500,000,000 shares.

Recommendation of the Board of Directors

      The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment of the Company's Amended and Restated Certificate of Incorporation. An increase in the number of authorized shares of the Company's Common Stock from 220,000,000 to 500,000,000 would enable the Company to have adequate authorized but unissued shares of Common Stock available for issuance upon the conversion of several Series of Preferred Stock. If shares are not available to accommodate conversion of the Series C Preferred Stock and Series D Preferred Stock when requested, the Company will be in breach of its obligations and therefore will face significant penalties under the agreements relating to the issuance of such securities and may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares, and the Company will face significant financial penalties under the agreements relating to issuance of such securities. In addition, the Company must have an adequate number of shares of Common Stock available for issuance upon the conversion of the Series R Preferred Stock on February 1, 2000.

                                  PROPOSAL TWO

                         AUTHORIZATION FOR THE BOARD TO
                        EFFECT ANY ONE OF FIVE DIFFERENT
                              REVERSE STOCK SPLITS

General

      The Company's stockholders are being asked to act upon a proposal to authorize the Board to effect any one of five different reverse stock splits (one-for-fifty, one-for-one hundred, one-for-two hundred, one-for-five hundred, and one-for-one thousand) (the "Reverse Stock Splits"), depending upon a determination by the Board of which of these Reverse Stock Splits is in the best interests of the Company and the stockholders. The Board will select, in its discretion, one of the Reverse Stock Splits based on its determination of which of them is necessary to enable the Company to issue all of the shares of Common Stock issuable upon conversion of the outstanding Preferred Stock, which will allow adequate additional shares of Common Stock to be issued for potential future financings, and which results in the greatest marketability and liquidity of the Common Stock. The remaining alternative Reverse Stock Splits will be abandoned by the Board without further stockholder action.

      The Board has approved each of the Reverse Stock Splits. The Board has directed that each of the Reverse Stock Splits be submitted to the Company's stockholders for consideration and action. If approved by stockholders, one of the Reverse Stock Splits will be effected, as described below, even if none of the other Proposals set forth in this Proxy Statement are adopted.

      Stockholders may approve or reject the Reverse Stock Splits in whole but not in part. Except as may result from the rounding of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following a Reverse Stock Split as each stockholder did immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company, a Reverse Stock Split would become effective as soon as practicable following the Special Meeting, and in no event later than March 1, 2000. If none of the Reverse Stock Splits is effected by March 1, 2000, the Board will again seek shareholder approval.

      One of the five Reverse Stock Splits will be effected by an amendment of the Company's Restated Certificate in substantially the form attached to this Proxy Statement as Exhibit B (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is incorporated by reference herein.

      Upon filing of the Reverse Stock Split Amendment with the Delaware Secretary of State on the Effective Date, a reverse stock split will be effective, and each share of Common Stock issued and outstanding immediately prior thereto will automatically be reclassified and converted into one of the five reverse stock split alternative fractions (1/50th, 1/100th, 1/200th, 1/500th or 1/1,000th) of a share of Common Stock. Fractional shares of Common Stock will not be issued as a result of any of the Reverse Stock Splits. Stockholders entitled to receive a fractional share of Common Stock as a consequence of a Reverse Stock Split will, instead, receive one whole share of Common Stock. The Company expects that, if this Proposal Two is approved by the stockholders at the Special Meeting, the Board will promptly select a Reverse Stock Split and the Company will promptly file the applicable Reverse Stock Split Amendment. The Board may elect not to file the Reverse Stock Split Amendment, notwithstanding stockholder approval of this Proposal Two, if the Board determines that filing the Reverse Stock Split Amendment would not be in the best interests of the Company, although the Company does not anticipate such an occurrence.

Reasons for the Reverse Stock Split


      The primary purpose of the Reverse Stock Split is to combine the outstanding shares of the Company's Common Stock so that the Company has adequate authorized but unissued shares of Common Stock available for issuance upon conversion the Company's Series C, Series D and Series R Preferred Stock. As of December 15, 1999 the Company had approximately 68,135,451 shares of Common Stock issued and outstanding, and 9,034,626,250 shares of Common Stock issuable upon conversion of outstanding shares of Series C, Series D, Series R Preferred Stock and Series R Preferred Stock warrants and options. 220,000,000 shares of Common Stock are authorized to be issued under the Company's Certificate of Incorporation as currently in effect, and 500,000,000 shares will be authorized upon amendment of the Company's Restated Certificate if the stockholders approve Proposal One. Since the Company is not able to issue all the shares of Common Stock into which the Series C and Series D Stock is currently convertible, the Company will face significant penalties under the agreements relating to the issuance of such securities, and this breach may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares. If Common Stock shares are not available to accommodate this conversion when requested, the Company will face significant financial penalties under the agreements relating to issuance of such securities. In addition, the Company must have an adequate number of shares of Common Stock available for issuance upon the conversion of the Series R Preferred Stock on February 1, 2000. The Reverse Stock Split, together with the increase in the authorized shares of Common Stock under Proposal One, would allow the Company to accommodate the conversion of the Company's outstanding Preferred Stock.


      Another effect of the Reverse Stock Split is that by combining the outstanding shares of Common Stock, the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. The Board of Directors also believes that the proposed Reverse Stock Splits may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders. However, there can be no assurance that, following the Reverse Stock Split, such higher price will be maintained or that the market for the Common Stock will be improved.

      For the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences.

Effect of the Reverse Stock Split

      Subject to stockholder approval, one of the five Reverse Stock Splits will be effected by filing the Amendment to the Company's Amended and Restated Certificate and will be effective immediately upon such filing. Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of this Proposal Two at the Annual Meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders. The Company reserves the right to forego or postpone filing the Reverse Stock Split Amendment if such action is determined to be in the best interests of the Company and its stockholders.

      Each of the Company's stockholders will continue to own one or more shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. There will be no material differences between the rights of the shares of Common Stock outstanding prior to the Reverse Stock Split and those outstanding after one of the five Reverse Stock Splits is effective. Each stockholder that owns fewer than the number of shares of Common Stock equal to the applicable Reverse Stock Split ratio (for example, 50 shares in the event of a Reverse Stock Split of 1-for-50) will have such stockholder's fractional share of Common Stock converted into one share of Common Stock. Each stockholder that owns more than the number of shares of Common Stock than the applicable Reverse Stock Split ratio will own that number of shares as equals the applicable fraction (1/50th, 1/100th, 1/200th, 1/500th or 1/1,000th) of the number of shares that such stockholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares, in which case such stockholder shall receive one share of Common Stock in lieu of such fractional share. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities exercisable for, shares of Common Stock (collectively, "Exercisable Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Exercisable Securities immediately following the Effective Date will be equal to the applicable Reverse Stock Split fraction of the number issuable in respect thereof immediately prior to the Effective Date, the per share exercise price immediately following the Effective Date will be a commensurate multiple of the per share exercise or conversion price immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged. The Reverse Stock Split will have no effect on the authorized or outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series R Preferred Stock, although the Reverse Stock Split will result in certain adjustments to the voting rights and conversion ratios of the Series C Preferred Stock and the Series D Preferred Stock so that once one of the five Reverse Stock Splits is effected, the relative voting power of such shares to the voting power of the Common Stock and to the voting power of the other series of outstanding Preferred Stock immediately after the Effective Date will be in the same proportion as existed immediately prior to the Reverse Stock Split. Since the Series R Preferred Stock will automatically convert into Common Stock on February 1, 2000, it will not remain outstanding for any significant amount of time following the Reverse Stock Split.

      The Reverse Stock Split will also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.


      The Company is currently authorized to issue 220,000,000 shares of Common Stock, par value $0.001 per share (or 500,000,000 shares if Proposal One is adopted), of which 68,135,451 shares were issued and outstanding at the close of business on December 15, 1999, the record date. The Company is also authorized to issue 2,000,000 shares of Preferred Stock, each share having a par value of $0.001 per share (the "Preferred Stock), of which 101,203 shares of the Company's Series C Preferred Stock were outstanding, 1,188 shares of Series D Preferred Stock were outstanding, 777,101 shares of Series R Preferred Stock were outstanding, and an additional 328,780 shares of Series R Preferred Stock were issuable upon exercise of outstanding warrants and options.


      Adoption of one of the Reverse Stock Splits will reduce the shares of Common Stock outstanding but will not affect the number of authorized shares of Common Stock or the authorized or outstanding shares of Preferred Stock. After the Reverse Stock Split, the Company estimates that it will have approximately the same number of stockholders. Except for changes resulting in rounding of fractional shares, the Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company.

      The following table illustrates the effects of each of the Reverse Stock Splits upon the number of shares of Common Stock issued and outstanding, and the number of authorized and unissued shares of Common Stock.





                                 Common Stock          Authorized and
  Reverse Stock Split Ratios     Outstanding (1)     Unissued Common Stock(2)
  --------------------------     ---------------     ------------------------

          1-for-50                 182,057,642              37,942,358

          1-for-100                 91,028,821             128,971,179

          1-for-150                 45,514,410             174,485,590

          1-for-200                 18,205,764             201,794,236

          1-for-1,000                9,102,882             210,897,118





(1) The figures in this table are calculated based on December 15, 1999 issued and outstanding shares of Common Stock. The number of Common Stock shares outstanding include shares of Common Stock issuable upon exercise or conversion of outstanding options or warrants and the conversion of all outstanding Series C, Series D and Series R Preferred Stock, based on a market price for the Common Stock as of December 15, 1999.


(2) These figures are based on a pre-Reverse Stock Split number of 220,000,000 authorized shares, and does not reflect the proposed increase in the authorized shares to 500,000,000 under Proposal One.

      As a result of the Reverse Stock Split, the Company will have a greater number of authorized but unissued shares of Common Stock than prior to the Reverse Stock Split. The increase in the authorized but unissued shares of Common Stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders.

      The increase in the authorized but unissued shares of Common Stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or any amendment to the Company's Certificate of Incorporation would not receive the stockholder vote required for approval thereof. The Board of Directors has no current plans to issue any shares of Common Stock for any such or other purpose, and does not intend to issue any stock except on terms or for reason which the Board of Directors deems to be in the best interests of the Company.

      The Common Stock is currently listed on the Nasdaq OTC Bulletin Board, under the trading symbol SHMN.

Exchange of Stock Certificates

      The combination and reclassification of shares of Common Stock pursuant to a Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will issue to the stockholder, in lieu of issuing fractional shares of the Company, one share of Common Stock.

      As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he or she holds as a result of the Reverse Stock Split. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

      After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

Certain Federal Income Tax Considerations

      The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

      This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

      STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

      The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code or will otherwise qualify for general nonrecognition treatment, and the Company should not recognize any gain or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a stockholder on exchange of Common Stock for Common Stock. A stockholder's holding period for tax purposes for shares of Common Stock will be the same as the holding period for tax purposes of the shares of Common Stock exchanged therefor. A stockholder who receives one whole share of Common Stock in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally will recognize capital gain or loss in an amount equal to the difference between the cash value of the one share of Common Stock received and the stockholder's basis in such fractional share of Common Stock. For this purpose, a stockholder's basis in such fractional share of Common Stock will be determined as if the stockholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor.

Vote Required for Stockholder Approval

      The affirmative vote of a majority of the Company's outstanding voting shares is required to approve the amendment to the Company's Restated Certificate to effect any of the Reverse Stock Splits.

Recommendation of the Board of Directors

      The Board recommends that the stockholder vote IN FAVOR OF the amendment of the Company's Restated Certificate to effect one of the Reverse Stock Splits. The purpose of the Reverse Stock Split is to combine the outstanding shares of the Company's Common Stock so that the Company has adequate authorized but unissued shares of Common Stock available for issuance upon the conversion of several Series of Preferred Stock. If shares are not available to accommodate conversion of the Series C Preferred Stock and Series D Preferred Stock when requested, the Company will be in breach of its obligations and therefore will face significant penalties under the agreements relating to the issuance of such securities and may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares, and the Company will face significant financial penalties under the agreements relating to issuance of such securities. In addition, the Company must have an adequate number of shares of Common Stock available for issuance upon the conversion of the Series R Preferred Stock on February 1, 2000.

                                 PROPOSAL THREE

                          APPROVAL AND ADOPTION OF THE
                      SERIES R PREFERRED STOCK OPTION PLAN


General Description


      In September 13, 1999, the Board of Directors of the Company adopted the Series R Preferred Stock Option Plan (the "Series R Plan"). A total of 286,790 shares of Series R Preferred Stock have been reserved for issuance under the Series R Plan. Options granted under the Series R Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986 ("Code"), or nonstatutory stock options. See, "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.


      The Board adopted the Series R Plan to effect an increase in the number of shares available for issuance pursuant to options granted to its employees, directors and consultants. The purpose of the increase is to enable the Company to continue to retain talented personnel and to attract new talented personnel by offering them participation in the Company's Series R Plan. Management believes that without such incentive it will be unable to retain talented employees, new directors and consultants.


      As of December 15, 1999 there were 255,671 options outstanding under the Series R Plan (which options are subject to shareholder approval of the Series R
Plan), and 31,119 shares were reserved for issuance under the Series R Plan. In addition, as of December 15, 1999, there were 15,558 options outstanding under the Company's 1992 Stock Option Plan.


Summary of Series R Plan

      The essential features of the Series R Plan are summarized below. This summary does not purport to be complete, and is subject to, and qualified by, reference to all provisions of the Series R Plan, a copy of which is attached hereto as Exhibit C.

      Purposes. The purposes of the Series R Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees, directors and consultants of the Company and to promote the success of the Company's business.

      Administration. With respect to the grant of options to directors or employees who are also officers or directors, the Series R Plan shall be administered by (i) the Board of Directors of the Company; or (ii) a committee designated by the Board and constituted in such a manner as to comply with applicable laws and to permit such grants and related transactions to be exempt from Section 16 (b) of the Exchange Act in accordance with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor directors of the Company, the Series R Plan shall be administered by the Board or by a committee of the Board. It is anticipated that the Series R Plan will be administered by the Compensation Committee of the Board with respect to grants to employees, officers and consultants of the Company, and by the Board will respect to grants to directors who are not employees of the Company.

      The administrators of the Series R Plan have full power to select, from among the employees, directors and consultants of the Company eligible for grants, the individuals to whom options will be granted, to determine the specific terms and conditions of each grant, including the number of shares subject to each option, to amend the terms of outstanding options granted under the Series R Plan (except that any amendments that would adversely affect an optionee's rights under an outstanding option may not be made without the optionee's written consent), and to interpret and construe the terms of the Series R Plan and options granted thereunder, all subject to the provisions of the Series R Plan. The interpretation and construction of any provision of the Series R Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Series R Plan.

      Eligibility. The Series R Plan provides that options may be granted to employees (including officers and directors who are also employees), directors and consultants to the Company. Incentive stock options may only be granted to employees.

      Stock Options. Each option granted under the Series R Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

      (a) Exercise of the Options. The Board or its committee determines on the date of grant when options will become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of
(1) cash; (2) check; or (3) promissory note; (4) the delivery of a properly executed exercise notice together with such other documentation as the Administrator shall require to effect an exercise and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price; (5) any combination of the foregoing methods; or (6) such other consideration and method of payment as may be determined by the Series R Plan administrators and permitted under law.

      (b) Exercise Price. The exercise price of options granted under the Series R Plan is determined on the date of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share of the Common Stock at the time of grant. In the case of incentive stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value par share of the Common Stock at the time of grant. In the event of the grant of a nonstatutory option with an exercise price below the then fair market value of the Common Stock, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings.

      (c) Termination. If the optionee's employment, directorship or consulting relationship with the Company is terminated for any reason (other than death or disability), options may be exercised within such period as is determined by the Board or its committee (up to three months in the case of incentive stock options) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

      (d) Disability. If an optionee is unable to continue his or her employment, directorship or consulting relationship with the Company as a result of disability, options may be exercised at any time within 12 months from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date. With respect to incentive stock options, if the disability is not a "disability" as defined in Section 22(e)(3) of the Code, an optionee's incentive stock options shall automatically convert into nonstatutory options on the day there months and one day following the date of termination of the optionee.

      (e) Death. Of an optionee should die while serving as an employee, director or consultant of the Company, options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date.

      (f) Term and Termination of Options. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. In no event may the term of an incentive stock option be longer than ten (10) years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns stock possessing more than 10% of the voting power of all classes of stock of the Company, may not have a term of more than five (5) years.

      (g) Transferability of Options. An incentive stock option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. A nonstatutory option shall be transferable to the extent determined by the administrator and as provided in an optionee's option agreement.

      (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Series R Plan as may be determined by the Board or its committee.

      Adjustments; Mergers and Asset Sales. In the event any change, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, is made in the Company's capitalization without receipt of consideration by the Company, which results in an increase or decrease in the number of outstanding shares of Common Stock, an appropriate adjustment shall be made in the number of shares under the Series R Plan and the price per share covered by each outstanding option.

      In the event of the merger or consolidation of the Company in which the Company is not the surviving corporation, or a proposed sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with the complete liquidation or dissolution of the Company, or a reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, each outstanding option shall automatically become fully vested and exercisable and released from any restrictions on transfer and repurchase or forfeiture rights, unless such option is assumed or substituted by such successor corporation or replaced with a comparable option with respect to shares in the surviving corporation, or such option is replaced with a comparable cash incentive program of the successor corporation, or unless the vesting, exercisability and release of such option is subject to other limitations imposed by the Series R Plan administrators at the time of granting such options.

      Amendment, Suspension and Termination of the Series R Plan. The Board may amend the Series R Plan at any time or from time to time or may suspend or terminate the Series R Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Series R Plan for which stockholder approval would be required under applicable law, as in effect at the time. Any amendment, suspension or termination of the Series R Plan shall not affect options already granted, and such options shall remain in full force and effect, unless mutually agreed otherwise in writing between the optionee and the Plan administrators. The Board may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the Series R Plan shall terminate in December, 2009. Any options outstanding under the Series R Plan at the time of its termination shall remain outstanding until they expire by their terms.

New Plan Benefits


      The Company cannot now determine the number of options to be granted in the future under the Series R Plan to its executive officers, directors, or all current executive officers as a group or all employees (excluding current executive officers) as a group. As of December 15, 1999, 255,671 options have been granted under the Series R Plan; however, all such grants are subject to shareholder approval of the Series R Plan. The following table sets forth additional information with respect to options granted under the Series R Plan to date:




                                                                             Weighted Average
                                        Options          % of Total           Exercise Price
     Identity of Group                  Granted        Options Granted         Per Share
     -----------------                  -------        ---------------       ----------------

Executive officers, as a group          154,376            60.38%                $10.25

Employees that are not executive
officers, as a group                     47,961            18.76%                $10.25

Directors that are not executive
officers, as a group                     40,151            15.70%                $10.25

Consultants, as a group                  13,183             5.16%                $10.25




Federal Tax Consequences

      Options granted under the Series R Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as described below.

      Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

      Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (a) the fair market value of those shares on the exercise date over (b) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

      (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (b) the exercise price paid for the shares.

      (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

      The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

      Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with an exercise price equal to the fair market value of the option shares will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

      Parachute Payments. If the exercisability of an option is accelerated as a result of a change of control, all or a portion of the value of the option at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments equal or exceed three times an employee's average compensation for the five tax years preceding the change of control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

      Note Forgiveness. If any promissory note delivered in payment of shares acquired under the Series R Plan is forgiven in whole or in part, the amount of such forgiveness will be reportable by the participant as ordinary compensation income. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant in connection with the acquisition of the shares and any note forgiveness. The deduction will be allowed for the taxable year of the Company in which the ordinary income is recognized by the participant.

Accounting Treatment

      Option grants or stock issuances to employees and members of the Board of Directors with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in compensation expense to the Company's earnings equal to the excess of the fair market value of the shares on the grant or issue date over the exercise or issue price. Such charge will be expensed by the Company over the period benefited (usually the vesting period of the option). Option grants or stock issuances with exercise or issue prices not less than the fair market value of the shares on the grant or issue date will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma disclosures in the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

      The Financial Accounting Standards Board recently announced its intention to issue an exposure draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, option grants made to non-employee Board members or independent consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the option shares. Accordingly, such charge will include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation ) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the date the option is exercised for those shares. The accounting is the same as is currently applied for option grants to independent consultant.

      Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

Vote Required for Stockholder Approval


      The affirmative vote of a majority of the Company's voting shares present in person or represented by proxy and entitled to vote is required to approve the Series R Plan.


Recommendation of the Board of Directors

      The Board recommends that the stockholders vote IN FAVOR OF the adoption of the Series R Plan as described in this Proposal Three. If such stockholder approval is not obtained, then any options granted will terminate without becoming exercisable for any of the shares of Series R Preferred Stock subject to those options, and no further option grants will be made.

      The Board believes that the Series R Plan is essential to the Company's efforts in attracting and retaining the services of highly qualified individuals who can contribute significantly to the Company's business and financial success. Without access to such option pool, it may require substantially more cash to attract and retain such individuals, if such attraction and retention is even possible.

                             ADDITIONAL INFORMATION

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


      The following table sets forth certain information known to us with respect to the beneficial ownership of the common stock and Series R Preferred Stock as of December 15, 1999 by (1) all persons who are beneficial owners of five percent or more of the common stock or Series R Preferred Stock, as applicable, (2) each director and officer of Shaman and (3) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock or Series R Preferred Stock, as applicable, subject to options or warrants currently exercisable or exercisable within 60 days of December 15, 1999 are included in the number of shares beneficially owned by the person holding such option or warrant for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, we believe that the beneficial owners of the common stock and Series R Preferred Stock, listed below, based upon such information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable.



    Name and Address of                    Shares of Common Stock           Series R Preferred Stock
   Beneficial Owner (1)                            Owned                          Shares Owned(3)
----------------------------------------------------------------------------------------------------
                                           Number        Percent(2)         Number        Percent(2)
----------------------------------------------------------------------------------------------------

Vulcan Ventures, Inc.                    5,459,812(4)      8.01%            118,596(5)      15.10%
 110-110th Avenue NW,
 Suite 550
 Belleview, WA  98084
----------------------------------------------------------------------------------------------------
Lipha S.A.                                  87,247            *             133,334         17.16%
 37 rue Saint-Romain
 69379 Lyon cedex 08
----------------------------------------------------------------------------------------------------
H. Reisman Corporation                           0            *              67,862          8.73%
P.O. Box 759
377 Crane Street
Orange, NJ 07051
----------------------------------------------------------------------------------------------------
Lisa A. Conte                               23,110            *              36,626(6)       4.50%
----------------------------------------------------------------------------------------------------
John W.S. Chow                                   0            *               3,167(7)          *
----------------------------------------------------------------------------------------------------
Thomas Carlson, M.D.                             0            *               7,483(8)          *
----------------------------------------------------------------------------------------------------
Steven R. King, Ph.D.                          763            *              10,917(9)       1.39%
----------------------------------------------------------------------------------------------------
Gerald R. Reaven, M.D.                          25            *               1,195(10)         *
----------------------------------------------------------------------------------------------------
Tom White                                       25            *               2,251(11)         *
----------------------------------------------------------------------------------------------------
Adrian D.P. Bellamy                              0            *               8,262(12)      1.05%
----------------------------------------------------------------------------------------------------
Jeffrey Berg                                     0            *               5,736(13)         *
----------------------------------------------------------------------------------------------------
Loren D. Israelsen                              45            *              24,736(14)      3.16%
----------------------------------------------------------------------------------------------------
Herbert McDade, Jr.                              0            *               6,069(15)         *
----------------------------------------------------------------------------------------------------
G. Kirk Raab                               397,457(16)        *              13,998(17)      1.77%
----------------------------------------------------------------------------------------------------
M. David Titus                                 250            *               7,269(18)         *
----------------------------------------------------------------------------------------------------
Directors and officers as a group          421,610            *             127,709(19)     14.50%
----------------------------------------------------------------------------------------------------

*   Less than 1.0%

(1) This table is based upon information supplied to us by executive officers, directors and stockholders owning greater than five percent, as set forth in filings required by the Securities and Exchange Commission or as otherwise provided. The address of each officer and director identified in this table is that of Shaman's executive offices, 213 East Grand Avenue, South San Francisco, CA 94080.

(2) Percentage of beneficial ownership is calculated assuming 68,135,451 shares of common stock were outstanding as of December 15, 1999, and 777,101 shares of Series R Preferred Stock were outstanding as of December 15, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and

Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock or Series R Preferred Stock, as applicable, subject to options and warrants currently exercisable or exercisable within 60 days of December 15, 1999, are included in the number of shares outstanding for computing the percentage of the person holding such option or warrant but are not included in the number of shares outstanding for computing the percentage of any other person.

(3) The Company's Series R Preferred Stock will automatically convert on February 1, 2000 into a number of shares of Common Stock equal to $15.00 divided by the conversion price then in effect. The conversion price shall be equal to the lesser of $0.10 per share, or the price that is equal to 10% of the average closing sales price of the common stock for the 10 trading days ending three trading days prior to February 1, 2000. However, the Series R Preferred Stock will convert on February 1, 2000 only to extent that the Company has enough common stock shares authorized to issue all shares of common stock needed to effect the conversion of all outstanding shares of the Series R Preferred Stock, after taking into account the number of common stock shares necessary to effect the conversion of any then outstanding shares of Series C Preferred Stock and Series D Preferred Stock. Based on a conversion price of $0.002, which is equal to 10% of the average closing price of the Company's Common Stock for the 10 trading days ending three trading days prior to December 15, 1999, the outstanding shares of Series R Preferred Stock and outstanding warrants and options would be convertible into 8,294,107,500 shares of Common Stock.

(4) Does not include 20,000 shares of Series C Preferred Stock which is convertible to a certain number of shares of common stock, such number which shall be determined in accordance with Shaman's certificate of incorporation. The certificate of incorporation prohibits conversion of the Series C Preferred Stock to the extend such conversion would cause the holder's beneficial ownership of Common Stock to exceed 4.9% of the outstanding shares of Common Stock.

(5) Includes 8,333 shares issuable upon exercise of outstanding warrants within 60 days of December 15, 1999.

(6) Includes 2,500 shares issuable upon exercise of outstanding warrants and 33,459 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(7) Includes 667 shares issuable upon exercise of outstanding warrants and 2,500 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(8) Includes 400 shares issuable upon exercise of outstanding warrants and 7,083 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(9) Includes 500 shares issuable upon exercise of outstanding warrants and 10,417 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(10) Represents shares of issuable upon exercise of options within 60 days of December 15, 1999.

(11) Includes 2,151 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(12) Includes 833 shares issuable upon exercise of outstanding warrants and 5,736 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(13) Represents shares of issuable upon exercise of options within 60 days of December 15, 1999.

(14) Includes 19,000 shares held by LDI Group, of which Mr. Israelsen owns 80% and 5,736 shares issuable upon exercise of options within 60 days of December 15, 1999.

(15) Includes 333 shares issuable upon exercise of outstanding warrants and 5,736 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(16) Does not include 1,500 shares of Series C Preferred Stock which is convertible to a certain number of shares of common stock, such number which shall be determined in accordance with Shaman's certificate of incorporation. The certificate of incorporation prohibits conversion of the Series C Preferred Stock to the extend such conversion would cause the holder's beneficial ownership of Common Stock to exceed 4.9% of the outstanding shares of Common Stock.

(17) Includes 833 shares issuable upon exercise of outstanding warrants and 11,472 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(18) Includes 833 shares issuable upon exercise of outstanding warrants and 5,736 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(19) Represents total shares held by directors and officers listed above. Includes 6,899 shares issuable upon exercise of outstanding warrants and 96,957 shares of issuable upon exercise of options within 60 days of December 15, 1999.

                                  OTHER MATTERS

      The Board knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


By Order of the Board of Directors,




/s/ Lisa A. Conte
______________________________________
Lisa A. Conte
President and Chief Executive Officer,
Chief Financial Officer and Director
December 27, 1999
South San Francisco, California

                                    EXHIBIT A


           AMENDMENT TO ARTICLE IV OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK


      The following are the resolutions of the Board of Directors regarding the amendment to the Certificate of Incorporation effecting an increase in the authorized number of shares of the Company's Common Stock:

      RESOLVED, that the first paragraph of Article IV, Section A of the Restated and Amended Certificate of Incorporation of Shaman Pharmaceuticals, Inc. is hereby amended to read in its entirety as follows so as to increase the authorized number of shares of Common Stock from 220,000,000 to 500,000,000 shares:

            "A. Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of Preferred the Corporation shall have authority to issue is 2,000,000 with a par value of $0.001 per share, and the total number of shares of Common the Corporation shall have authority to issue is 500,000,000 with a par value of $0.001 per share."

                                    EXHIBIT B

                    FORM OF REVERSE STOCK SPLITS RESOLUTIONS


One-for-fifty Reverse Stock Split.

      RESOLVED, that as soon as practicable following the Special Meeting of Stockholders to be held on January 28, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to January 28, 2000 effecting a reverse stock split of the Common Stock, Article IV of the Restated and Amended Certificate of Incorporation of Shaman Pharmaceuticals, Inc. be amended by the addition of the following text immediately following the first paragraph of Article IV, Section A:

      "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/50th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled (after aggregating all such shares of Common Stock to which such holder is entitled), the Corporation shall issue to such holder one share of Common Stock."

      FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.


One-for-one hundred Reverse Stock Split.

      RESOLVED, that as soon as practicable following the Special Meeting of Stockholders to be held on January 28, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to January 28, 2000 effecting a reverse stock split of the Common Stock, Article IV of the Restated and Amended Certificate of Incorporation of Shaman Pharmaceuticals, Inc. be amended by the addition of the following text immediately following the first paragraph of Article IV, Section A:

      "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/100th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled (after aggregating all such shares of Common Stock to which such holder is entitled), the Corporation shall issue to such holder one share of Common Stock."

      FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.


One-for-two hundred Reverse Stock Split.

      RESOLVED, that as soon as practicable following the Special Meeting of Stockholders to be held on January 28, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to January 28, 2000 effecting a reverse stock split of the Common Stock, Article IV of the Restated and Amended Certificate of Incorporation of

Shaman Pharmaceuticals, Inc. be amended by the addition of the following text immediately following the first paragraph of Article IV, Section A:

      "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/200th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled (after aggregating all such shares of Common Stock to which such holder is entitled), the Corporation shall issue to such holder one share of Common Stock."

      FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.


One-for-five hundred Reverse Stock Split.

      RESOLVED, that as soon as practicable following the Special Meeting of Stockholders to be held on January 28, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to January 28, 2000 effecting a reverse stock split of the Common Stock, Article IV of the Restated and Amended Certificate of Incorporation of Shaman Pharmaceuticals, Inc. be amended by the addition of the following text immediately following the first paragraph of Article IV, Section A:

      "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/500th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled (after aggregating all such shares of Common Stock to which such holder is entitled), the Corporation shall issue to such holder one share of Common Stock."

      FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.


One-for-one thousand Reverse Stock Split.

      RESOLVED, that as soon as practicable following the Special Meeting of Stockholders to be held on January 28, 2000, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to January 28, 2000 effecting a reverse stock split of the Common Stock, Article IV of the Restated and Amended Certificate of Incorporation of Shaman Pharmaceuticals, Inc. be amended by the addition of the following text immediately following the first paragraph of Article IV, Section A:

      "On the effective date of this amendment to the Restated and Amended Certificate of Incorporation (the "Effective Date"), each one (1) share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as 1/1000th of a share of Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled (after aggregating all such shares of Common Stock to which such holder is entitled), the Corporation shall issue to such holder one share of Common Stock."

      FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

                                    EXHIBIT C

                          SHAMAN PHARMACEUTICALS, INC.
                                      1999
                      SERIES R PREFERRED STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.

2.   Definitions.  As used herein, the following definitions shall apply:

     a. "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     b. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     c. "Applicable Laws" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

     d.   "Board" means the Board of Directors of the Company

     e.   "Code" means the Internal Revenue Code of 1986, as amended.

     f. "Committee" means any committee appointed by the Board to administer the Plan.

     g.   "Common Stock" means the common stock of the Company.

     h. "Company" means Shaman Pharmaceuticals, Inc., a Delaware corporation.

     i. "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

     j.   "Continuing Directors" means members of the Board who either
(i) have been Board members continuously for a period of at least thirty-six
(36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     k. "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     l. "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

          i. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          ii. the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

          iii. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     m.   "Covered Employee" means an
Employee who is a "covered employee" under Section 162(m)(3) of the Code.

     n.   "Director" means a member of the Board.

     o. "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     p. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     q. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          i. Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          ii.   In the absence of an established market of the type described in
(i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     r. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

     s. "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     t. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     u.   "Option" means a stock option granted pursuant to the Plan.

     v. "Option Agreement" means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

     w.   "Optioned Stock" means the Common Stock subject to an Option.

     x. "Optionee" means an Employee, Director or Consultant who receives an Option under the Plan.

     y. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     z. "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     aa.  "Plan" means this 1997 Stock Option Plan.

     bb. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

     cc. "Series R Preferred Stock" means the shares of the Company's Series R Preferred Stock authorized under the Company's Series R Preferred Stock Certificate of Designation.

     dd. "Share" means a share of the Company's Series R Preferred Stock and, upon conversion of each share of Series R Preferred Stock, that number of shares of Common Stock issued upon the automatic conversion of each such share of Series R Preferred Stock pursuant the Company's Series R Preferred Stock Certificate of Designation.

     ee. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan.

     a. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be optioned and sold under the Plan is [250,000] Shares (adjusted appropriately upon the conversion of the Series R Preferred Stock). The Shares may be authorized, but unissued, or reacquired Series R Preferred Stock or Common Stock, as the case may be.

     b. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange program, such unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.   Administration of the Plan.

     a.    Plan Administrator.

          i. Administration with Respect to Directors and Officers. With respect to grants of Options to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          ii. Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority by requiring that such Options must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

          iii. Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Options to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          iv. Administration Errors. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

     b. Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          i. to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

          ii. to determine whether and to what extent Options are granted hereunder;

          iii. to determine the number of Shares to be covered by each Option granted hereunder;

          iv.   to approve forms of Option Agreement for use under the Plan;

          v. to determine the terms and conditions of any Option granted hereunder;

          vi. to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no Option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

          vii. to amend the terms of any outstanding Option granted under the Plan, including a reduction in the exercise price of any Option to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Option, provided that any amendment that would adversely affect the Optionee's rights under an outstanding Option shall not be made without the Optionee's written consent; viii. to construe and interpret the terms of the Plan and Options granted pursuant to the Plan; and ix. to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate. c. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.   Terms and Conditions of Options.

     a. Designation of Options. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     b. Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the Option Agreement.

     c. Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     d. Transferability of Options. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Non-Qualified Stock Options shall be transferable to the extent provided in the Option Agreement.

     e. Time of Granting Options. The date of grant of an Option shall for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

7.   Option Exercise Price, Consideration and Taxes.

     a.    Exercise Price. The exercise price for an Option shall be as follows:

          i.    In the case of an Incentive Stock Option:

               (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          ii. In the case of Options intended to qualify as Performance-Based Compensation, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          iii.  In the case of a Non-Qualified Stock Option:

               (1) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

               (2) granted to any person, the per Share exercise price shall be determined at the discretion of the administrator.

     b. Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

          i.    cash;

          ii.   check;

          iii. delivery of Optionee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

          iv. surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          v. delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          vi.   any combination of the foregoing methods of payment.

     c. Taxes. No Shares shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Option, the Company shall withhold or collect from Optionee an amount sufficient to satisfy such tax obligations.

8.   Exercise of Option.

     a.    Procedure for Exercise: Rights as a Stockholder.

               i. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

               ii. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Stock, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or Section 10, below.

     b. Exercise of Option Following Termination of Employment, Director or Consulting Relationship.

          i. Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          ii. Disability of Optionee. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise the Option to the extent the Option is vested on the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          iii. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) to the extent vested on the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     c. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9.   Conditions Upon Issuance of Shares.

     a. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     b. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, as well as the price per share of Series R Preferred Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Series R Preferred Stock or Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Series R Preferred Stock or Common Stock, as applicable, or any other similar event resulting in an increase or decrease in the number of issued shares of Series R Preferred Stock or Common Stock, as applicable. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

11.  Corporate Transactions.

     a. In the event of any Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. However, an outstanding Option under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable Option with respect to shares of the capital stock of the successor corporation or Parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option. The determination of Option comparability under clause (i) above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

     b. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company or its Parent.

     c.    The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13.  Amendment, Suspension or Termination of the Plan.

     a. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     b. No Option may be granted during any suspension of the Plan or after termination of the Plan.

     c. Any amendment, suspension or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.  Reservation of Shares.

     a. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     b. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

16. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve
(12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.

                          SHAMAN PHARMACEUTICALS, INC.
                                      PROXY

                Special Meeting of Stockholders, January 28, 2000

         This Proxy is Solicited on Behalf of the Board of Directors of
                          Shaman Pharmaceuticals, Inc.


      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on January 28, 2000 and the Proxy Statement and appoints Lisa A. Conte and G. Kirk Raab, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Shaman Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California, 94080 on Friday, January 28, 2000 at 9:00 A.M. Pacific Standard Time (the "Special Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

      1.           FOR        AGAINST        ABSTAIN  To approve an amendment to
            the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock by 280,000,000 shares from 220,000,000 shares to 500,000,000.

      2.           FOR        AGAINST        ABSTAIN  To authorize the Board of
            Directors to effect, as soon as practicable following the Special Meeting, any one of five different reverse stock splits of the Company's Common Stock in a ratio of from one-for-fifty to up to one-for-one thousand.

      3.           FOR        AGAINST       ABSTAIN   To approve and authorize
             the Series R Preferred Stock Option Plan.

      4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

      The Board of Directors recommends a vote IN FAVOR OF each of the proposals listed above. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF each of the proposals listed above.

      Please print the name(s) appearing on each share certificate(s) over which you have voting authority:______________________________________________________
                                        (Print name(s) on certificate)

      Please sign your name:_____________________________   Date:_______________
                              (Authorized Signature(s))